UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 17, 2010

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)
One Pierce Place, Suite 1500, Itasca, Illinois, 60143 (Address of principal executive offices) (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4 (c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2010 the Board of Directors (“Board”) of First Midwest Bancorp, Inc. (the “Company”) appointed Lawrence E. Washow as a director of the Company, to hold office until the Company’s next annual meeting of stockholders in 2011, when he is expected to be nominated for election to serve a three-year term. At the time of his appointment, Mr. Washow was not appointed to any committee of the Board.

Mr. Washow is the President and Chief Executive Officer of AMCOL International (“AMCOL”), a leading international producer and marketer of value-added, specialty minerals and related products. He joined AMCOL in 1978 where over his over 30 year career he advanced to positions of increasing responsibility, eventually reaching the positions of Senior Vice President (1994-1997), Executive Vice President and Chief Operating Officer (1997), President (1998) and President and Chief Executive Officer (2000-present).   Mr. Washow also serves as a member of the Board of Directors of AMCOL.

Through his notable professional background, Mr. Washow brings extensive leadership, business management and corporate strategy experience to the Board.  He will be subject to the Company’s standard compensation policies and practices for non-employee directors, which are disclosed in the Company’s proxy statement.

The Company’s Nominating and Corporate Governance Committee recommended and nominated Mr. Washow as a director candidate to the Board. The Board has concluded that Mr. Washow is “independent” under the rules of The Nasdaq Stock Market.

In addition, on November 17, 2010, Thomas J. Schwartz resigned from the Board in furtherance of his previously announced retirement from First Midwest Bank, which will be effective in the first quarter of 2012.

A press releases announcing the appointment of Mr. Washow to serve on the Board is attached hereto as Exhibit 99.1, and the previously released press release announcing Mr. Schwartz’s retirement is attached hereto as Exhibit 99.2.  Both Exhibits are incorporated herein by reference.

Financial Statements and Exhibits.

99.1	First Midwest Bancorp, Inc. Press Release dated November 22, 2010.
99.2	First Midwest Bancorp, Inc. Press Release dated October 4, 2010.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST MIDWEST BANCORP, INC.
(Registrant)

Date: November 22, 2010                                                                           /s/ Cynthia A. Lance
By:           Cynthia A. Lance
Title:	Executive Vice President and Corporate Secretary